EXHIBIT 32.2

I, John Lackland, Chief Financial Officer and Chief Operating Officer of Power Efficiency Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
the Annual on Form 10-K of the Company for the quarter ended December 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2010	By:	/s/ John Lackland
John Lackland
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document.